Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-271360 on Form S-1 of our report dated April 6, 2023, relating to the financial statements of Bluescape Clean Fuels Intermediate Holdings, LLC. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas
May 8, 2023